    As filed with the Securities and Exchange Commission on March 6, 2003
                                                     Registration No. 333-100394
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          GIGA INFORMATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             06-1422860
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 139 Main Street
                               Cambridge, MA 02142
                                  (617) 577-4900
          (Address of principal executive offices, including zip code)

                            -------------------------

                          GIGA INFORMATION GROUP, INC.
                            1999 SHARE INCENTIVE PLAN

                            (Full title of the plan)

                            -------------------------

                                George F. Colony
                             Chief Executive Officer
                          Giga Information Group, Inc.
                                 139 Main Street
                               Cambridge, MA 02142
                                 (617) 577-4900
 (Name, address and telephone number, including area code, of agent for service)

                            -------------------------

                  Please send copies of all communications to:
                               Ann L. Milner, Esq.
                                  Ropes & Gray
                             One International Place
                                Boston, MA 02110
                                  617-951-7000

================================================================================

                          DEREGISTRATION OF SECURITIES


      Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Giga Information Group, Inc. (the "Registrant") hereby de-registers any and all shares of Common Stock of the Registrant originally reserved for issuance under the Giga Information Group, Inc. 1999 Share Incentive Plan and registered under the Registration Statement on Form S-8, filed with Securities and Exchange Commission on October 7, 2002, which have not been issued. The Giga Information Group, Inc. 1999 Share Incentive Plan, pursuant to which the shares would have been issued, has been terminated and no additional shares may be issued or sold under such plan. There are no outstanding stock options as of the date hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, The Commonwealth of Massachusetts, on this 6th day of March, 2003.

                                         GIGA INFORMATION GROUP, INC.

                                         By: /s/ George F. Colony
                                             ________________________
                                              Name:  George F. Colony
                                              Title: Chief Executive Officer and
                                                     President


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                               Date
---------                                -----                                               ----

/s/ George F. Colony
------------------------------------     Chief Executive Officer, President and Director    March 6, 2003
GEORGE F. COLONY                         (Principal Executive Officer)

/s/ Warren Hadley
------------------------------------     Chief Financial Officer, Treasurer and Director     March 6, 2003
WARREN HADLEY                            (Principal Financial and Accounting Officer)

/s/ Timothy Moynihan
------------------------------------     Director                                            March 6, 2003
TIMOTHY MOYNIHAN

/s/ Neil Bradford
------------------------------------     Director                                            March 6, 2003
NEIL BRADFORD